As filed with the Securities and Exchange Commission on September 14, 2001

                                                Registration No. 33-
 ------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933


                        CARRINGTON LABORATORIES, INC.
            (Exact name of registrant as specified in its charter)


              Texas                                  75-1435663
  (State or other jurisdiction           (I.R.S. Employer Identification No.)
  of incorporation or organization)

      2001 Walnut Hill Lane
          Irving, Texas                                75038
  (Address of Principal Executive Offices)           (Zip Code)


          CARRINGTON LABORATORIES, INC. EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the plan)


       Robert W. Schnitzius                            Copy to:
     Chief Financial Officer                    Norman R. Rogers, Esq.
   Carrington Laboratories, Inc.               Thompson & Knight L.L.P.
      2001 Walnut Hill Lane                  1700 Pacific Avenue, Suite 3300
       Irving, Texas  75038                      Dallas, Texas  75201
 (Name and address of agent for service)            (214) 969-1700

          (972) 518-1300
   (Telephone number, including
   area code, of agent for service)

                       CALCULATION OF REGISTRATION FEE

 ==============================================================================

   Title of        Amount   Proposed maximum      Proposed         Amount of
 securities to     to be     offering price   maximum aggregate  registration
 be registered   registered   per share (1)   offering price (1)      fee
 ------------------------------------------------------------------------------
 Common Stock,     500,000
 $.01 par value  shares (2)(3)   $ 1.115         $557,500         $ 139.38 (4)
  per share

 ==============================================================================

 (1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the average of the high and low sales prices of the Common Stock reported in the consolidated reporting system for the NASDAQ Stock Market on September 10, 2001.

 (2) Pursuant to Rule 416 under the Securities Act, shares issuable upon any stock split, stock dividend or similar transaction with respect to these shares are also being registered hereunder.

 (3) Includes an indeterminate number of preferred share purchase rights issuable pursuant to the Registrant's shareholder rights agreement, which rights will be transferable only with shares of Common Stock registered hereunder and under the Prior Registration Statement (as defined in Note (4) below) and issued pursuant to the Registrant's Employee Stock Purchase Plan, as amended (the "Plan"). (See "Explanatory Note.")

 (4) Pursuant to Rule 429 under the Securities Act, a combined prospectus, relating to the 500,000 shares registered hereby and the 500,000 shares registered pursuant to the Registration Statement on Form S-8 (Registration No. 33-55920) filed with the Securities and Exchange Commission on December 18, 1992 relating to the Plan (the "Prior Registration Statement"), will be delivered to Plan participants in accordance with Form S-8 and Rule 428 under the Securities Act. (See "Explanatory Note.")



                               EXPLANATORY NOTE

      The contents of Form S-8 Registration Statement No. 33-55920 relating to the Carrington Laboratories, Inc. Employee Stock Purchase Plan, as amended (the "Plan"), filed by the Registrant with the Securities and Exchange Commission on December 18, 1992 (the "Prior Registration Statement"), including all documents incorporated by reference in the Prior Registration Statement, are incorporated in this Registration Statement by this reference pursuant to General Instruction E to Form S-8, with the exception of Item 9, "Undertakings," which is amended and restated in its entirety herein.

      The purpose of this Registration Statement is to register 500,000 additional shares of Common Stock of the Registrant for offer and sale pursuant to the Plan. Pursuant to Rule 429 under the Securities Act, this Registration Statement constitutes Post-Effective Amendment No. 1 to the
 Prior Registration Statement, and a combined prospectus relating to the 500,000 shares of Common Stock registered pursuant to this Registration Statement and the 500,000 shares of Common Stock registered pursuant to the Prior Registration Statement will be delivered to Plan participants in accordance with Form S-8 and Rule 428 under the Securities Act.


                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


 Item 3.   Documents Incorporated by Reference

      The contents of the Prior Registration Statement, including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement.

      In addition to the documents described above, the following documents filed or to be filed by the Registrant with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

           (a) The description of the Registrant's preferred share purchase rights (which rights are transferable only with related shares of Common Stock) contained in the Registrant's Registration Statement on Form 8-A filed on October 16, 1991, including any amendment or report filed for the purpose of updating such description.

           (b) All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the termination of the offering to which it relates shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

 Item 8.   Exhibits

      In addition to the exhibits incorporated herein by reference to the exhibits filed with or incorporated by reference into the Prior Registration Statement, the following documents are filed as exhibits to this Registration Statement:

           4.1   Carrington  Laboratories, Inc. Employee Stock
                 Purchase Plan, as amended.

           4.2   Payroll Deduction Authorization Form, as amended.

           5.1   Opinion of Thompson & Knight  L.L.P., regarding
                 500,000 shares of Common Stock.

           23.1 Consent of independent public accountants to incorporation of report by reference.

           23.2 Consent of counsel (included in the opinion of Thompson & Knight L.L.P., filed herewith as Exhibit 5.1).

           24.1 Power of Attorney (included on the signature page of this Registration Statement).


 Item 9.   Undertakings.

      The Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20%
           change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                (iii)     To include any material information with respect to
           the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

      provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                    SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on September 13, 2001.

                                 CARRINGTON LABORATORIES, INC.


                                 By:  /s/  Carlton E. Turner
                                 -------------------------------------
                                 Carlton E. Turner, Ph.D., D.Sc.
                                 President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. The undersigned persons hereby constitute and appoint Carlton E. Turner and Robert W. Schnitzius, or either of them, as our true and lawful attorneys-in-fact with full power to execute in our names and on our behalf, in the capacities indicated below, any and all amendments to this Registration Statement and the Prior Registration Statement to be filed with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact shall lawfully do or cause to be done by virtue hereof.


 Signature                        Capacity in Which        Date
                                  Signed
 ------------------------------   ----------------------   ------------------
 /s/ Carlton E. Turner            President, Chief         September 13, 2001
 -------------------------        Executive Officer and
 Carlton E. Turner, Ph.D.,        Director (principal
   D. Sc.                         executive officer)

 /s/ Robert W. Schnitzius         Chief Financial          September 13, 2001
 -------------------------        Officer and Secretary
 Robert W. Schnitzius             (principal financial
                                  and accounting officer)

 /s/ R. Dale Bowerman             Director                 September 13, 2001
 -------------------------
 R. Dale Bowerman


 /s/ George DeMott                Director                 September 13, 2001
 -------------------------
 George DeMott


 /s/ Robert A. Fildes             Director                 September 13, 2001
 -------------------------
 Robert A. Fildes, Ph.D.


 /s/ Thomas J. Marquez            Director                 September 13, 2001
 -------------------------
 Thomas J. Marquez


 /s/ Selvi Vescovi                Director                 September 13, 2001
 -------------------------
 Selvi Vescovi



                         INDEX TO EXHIBITS



 Exhibit       Exhibit
 Number
 -------       -------
  4.1          Carrington Laboratories, Inc. Employee Stock Purchase Plan,
               as amended.

  4.2          Payroll Deduction Authorization Form, as amended.

  5.1 Opinion of Thompson & Knight L.L.P., regarding 500,000 shares of Common Stock.

  23.1 Consent of independent public accountants to incorporation of report by reference.

  23.2 Consent of counsel (included in the opinion of Thompson & Knight L.L.P., filed herewith as Exhibit 5.1).

  24.1 Power of Attorney (included on the signature page of this Registration Statement).